UNITEDHEALTH GROUP

STOCK APPRECIATION RIGHTS AWARD
(STOCK SETTLED)

Award Number:

Award Date	Number of Shares	Grant Price	Expiration Date

THIS CERTIFIES THAT UnitedHealth Group Incorporated (the “Company”) has on the Award Date specified above granted to

«Name»

(“Participant”) stock appreciation rights (the “Stock Appreciation Rights”) with respect to the number of shares of UnitedHealth Group Incorporated Common Stock, $.01 par value per share (the “Common Stock”), indicated above in the box labeled “Number of Shares” (the “Shares”). The initial value of each Share is indicated above in the box labeled “Grant Price.” The Stock Appreciation Rights that this Certificate represents are fully exercisable from the Award Date set forth above until the Expiration Date. This Award is subject to the terms and conditions set forth below and in the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Rights of the Participant with Respect to the Stock Appreciation Rights.

(a) No Shareholder Rights. The Stock Appreciation Rights granted pursuant to this Award do not and shall not entitle Participant to any rights of a shareholder of Common Stock prior to the exercise of the Stock Appreciation Rights and the receipt of shares of Common Stock (the “Issued Shares”) in accordance with this Award.

(b) Exercise of Stock Appreciation Rights; Issuance of Common Stock. No shares of Common Stock shall be issued to Participant prior to the date on which the Stock Appreciation Rights are exercised in accordance with Section 2. Upon exercise of the Stock Appreciation Rights, Participant shall be entitled to receive a number of Issued Shares for each share with respect to which the Stock Appreciation Rights are exercised equal to (i) the excess of the Fair Market Value of one share on the date of exercise over the Grant Price, divided by (ii) the Fair Market Value of one share on the date of exercise. The Issued Shares shall be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share.

2. Method of Exercise. The Stock Appreciation Rights may be exercised by delivery to the Company of a written notice which shall state that Participant elects to exercise the Stock Appreciation Rights as to the number of shares specified in the notice as of the date specified in the notice.

3. Transfer. During Participant’s lifetime, only the Participant or a transferee pursuant to clause (ii) of the following sentence can exercise the Stock Appreciation Rights. Participant may not transfer the Stock Appreciation Rights except (i) by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder or (ii) by give to a “family member,” as such term is defined in the General Instructions to Form S-8 under the Securities Act of 1933 (or any successor form), of the Participant. Following a transfer pursuant to clause (ii), no subsequent transfers pursuant to clause (ii) shall be permitted. Any attempt to otherwise transfer the Stock Appreciation Rights shall be void.

4. Termination. The Stock Appreciation Rights granted pursuant to this Award shall terminate on the date indicated above in the box labeled “Expiration Date.”

5. Departure of Participant from the Board. If Participant departs from the Board of Directors of the Company for any reason, all Stock Appreciation Rights shall remain exercisable until the Expiration Date. If Participant dies while in office as a director or following his or her departure from the Board of Directors, Participant’s personal representatives or administrators or any person or persons to whom the Stock Appreciation Rights are transferred by will or the applicable laws of descent and distribution may exercise the Stock Appreciation Rights in accordance with the terms of this Award and the Plan.

6. Adjustments to Stock Appreciation Rights. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the term or exercisability of the Stock Appreciation Rights), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of Shares subject to the Stock Appreciation Rights; provided, however, that the number of shares of Common Stock into which the Stock Appreciation Rights may be exercised shall always be a whole number.

7. Income Tax Matters.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of Issued Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Issued Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any shares already owned by Participant referred to in the preceding sentence must have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or stock appreciation right or upon the vesting of restricted stock or other restricted stock units. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

8. Miscellaneous.

(a) This Award does not confer on Participant any right to continue as a director, nor will it interfere in any way with the right of the Company to terminate such directorship at any time.

(b) Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments form the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(c) The Company shall not be required to deliver any shares of Common Stock upon exercise of any Stock Appreciation Rights until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(d) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.